Exhibit 99.1
Innovid Begins Trading on New York Stock Exchange Under Symbol “CTV”
•Global leader in Connected TV ad delivery and measurement begins trading today as Innovid, under the new ticker symbol “CTV”
•The transaction generated approximately $251 million of proceeds including financing anchored by top-tier institutional investors
•Global brands and agencies tap Innovid as the independent leader in CTV ad infrastructure
NEW YORK, December 1, 2021-- Innovid Corp. (NYSE:CTV), a leading independent connected TV (CTV) advertising delivery and measurement platform, today announced it has become a publicly listed company trading on New York Stock Exchange (NYSE) under the new ticker symbol “CTV” following the completion of its previously announced business combination with ION Acquisition Corp 2 Ltd. (ION).
The business combination generated approximately $251 million of proceeds for Innovid after payment of deferred underwriting commissions, but before payment of transaction expenses.
Innovid joins NYSE at a time when the global $200 billion dollar TV industry is shifting to streaming, presenting a strong and growing demand for advertising in the channel. According to eMarketer, CTV ad spend will reach $29.50 billion by 2024. As new apps, devices, and platforms enter the space, the CTV landscape is becoming increasingly fragmented, making it a challenge for marketers to reach and measure their audiences in a unified way.
Founded in 2007, Innovid is uniquely equipped to support the transition of traditional linear ad investment to CTV. The company’s core ad delivery solution provides advertisers a consolidated interface to streamline ad serving, operating as the infrastructure through which CTV ads are delivered across all media including direct buys, programmatic inventory, the open web, and walled gardens. Innovid’s platform also allows advertisers to tap into value-added features designed to increase the performance of advertising creative through personalization and interactivity, as well as provide deeper insights into CTV advertising reach, frequency, and engagement.
Innovid has been foundational to the advancement of TV advertising. Over the last 14 years, the company has achieved a list of firsts including developing the world’s first patent to insert interactive objects into video, launching the first ever interactive and dynamic ad during the Super Bowl, and being the first to receive MRC accreditation for adherence to industry standards in a CTV environment.
Today, Innovid serves a client base of brands, agencies, and publishers through offices across the Americas, Europe, and Asia Pacific, delivering ads across an expansive, growing global footprint. On average, the company serves more than a billion ads a day, the equivalent of 300 years of video content streamed daily, and collects approximately six billion data points from that content per day. Innovid currently works with over 40% of the top 200 U.S. TV advertisers, including Toyota, L’Oreal, Bank of America, and GlaxoSmithKline.

Innovid’s listing on NYSE comes after several recently announced milestones for the company, including:
•Expansion into China market: Last month, Innovid expanded capabilities into the world's second-largest media market, China. The company appointed former Google Platforms Country Manager David Chen to lead the region.
•Bolstering CTV infrastructure: Innovid secured several cross industry collaborations in 2021, enabling its infrastructure to power other third-party CTV technologies and connect the ad tech ecosystem. Of note, Innovid, The Trade Desk, and Magnite created a consortium, organizing the leading buy-side and sell-side programmatic platforms within Innovid’s infrastructure, to deliver interactive CTV creative at scale. Additionally, Innovid strengthened its integrations with DoubleVerify and Integral Ad Science, to ensure strong, seamless CTV fraud protection.
•Consistent revenue growth: Revenue for the nine months ended September 30, 2021 totaled $64.3 million, an increase of 41% compared to the same period in 2020, driven primarily by 65% growth in CTV revenue. CTV accounted for 46% of all video impressions served by Innovid during this timeframe.
•Exclusive NBC Olympics partnership: NBCU exclusively partnered with Innovid in 2021 to support third-party ad serving across their leading CTV apps - NBC Sports, Peacock, and the Olympics Channel. Innovid was the first and only third-party ad server to be used during any NBC Olympics broadcast.
•Leading identity solution and partnerships: In Q3, Innovid launched Innovid Key, an industry leading infrastructure approach to identity management. The solution unlocks data across Innovid’s expansive ad serving footprint of over 95MM CTV homes - a near census view of the 108MM CTV homes to enable brands such as Molson Coors to enhance cross-screen targeting and measurement.
“14 years ago, we made a big bet on the future of TV with the creation of Innovid,” said Zvika Netter, Co-Founder and CEO at Innovid. “Today, our bet is paying off, allowing us to reimagine what the next chapter of TV looks like as CTV takes off full speed ahead, shaping the bright future of advertising. We are entering the public market knowing that Innovid is the only independent company with the technology, people, reputation, resources, commitment, scale, media bias-free solutions, and independence to create this future for advertisers.”
Over the next year, Innovid plans to extend its technology edge by broadening integrations with leading CTV publishers across international markets and launching additional personalized CTV ad formats. The company will also introduce enhanced measurement solutions that advance the technology infrastructure supporting the TV advertising ecosystem’s shift from linear to digital.
Netter continued: “Our listing is a testament to the strong performance and rapid growth we’ve achieved over the past few years. I’m grateful to our partners who trusted us to help them scale their offerings and to our clients who inspire us every day. Most importantly, I’m proud of the Innovid team members that have made all of our success possible. Thank you for your hard work. Today is just the beginning of our journey in reimagining the future of TV advertising.”
“This milestone represents the success of Innovid’s empowered leadership and strategic vision,” said Gilad Shany, CEO of ION. “From the start of our partnership, the Innovid team has demonstrated the power of its innovations and their potential to define the next generation of TV advertising. I look forward to joining Innovid’s Board of Directors to further support the expansion of its global CTV capabilities.”
Forward-Looking Statements Legend
This document contains certain forward-looking statements within the meaning of the federal securities laws with respect to the transaction between Innovid Inc. (“Innovid”) and ION Acquisition Corp 2 Ltd. (“ION”), including statements regarding the benefits of the transaction, the services offered by Innovid and the markets in which it operates, and Innovid’s projected future results. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this document, including but not limited to: Innovid’s ability to maintain and expand relationships with advertisers; the decrease and/or changes in CTV audience viewership behavior; the failure to make the right investment decisions or the failure to innovate and develop new solutions that are adopted by advertisers and/or partners; Innovid’s estimates of market opportunity, forecasts of market growth and projections of future financial performance; Innovid’s sales and marketing efforts requiring significant investments and long sales cycles; failure to manage growth effectively; and other risks and uncertainties indicated from time to time in the proxy statement/prospectus related to the business combination, including those under “Risk Factors” therein, and in Ion’s other filings with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and Innovid assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. Innovid gives no assurance that it will achieve its expectations.
About Innovid
Innovid powers connected TV (CTV) advertising streaming, personalization, and measurement for the world’s largest brands. Through a global infrastructure that enables data-driven personalization, real-time decisioning, scaled ad serving, and accredited measurement, Innovid offers its clients and partners streamlined solutions that optimize the value of advertising investments across screens and devices. Innovid is an independent platform that leads the market in CTV innovation, powered proprietary technology and exclusive partnerships designed to fuel the future of TV advertising.
Headquartered in New York City, Innovid serves a global client base through offices across the Americas, Europe, and Asia Pacific. To learn more, visit innovid.com or follow us on LinkedIn or Twitter.
Media Contact
Caroline Yodice
caroline@crenshawcomm.com